Exhibit 99.2

RESCISSION OFFER ACCEPTANCE FORM

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

You may accept or reject the Rescission Offer. If you wish to reject, or not accept, the Rescission Offer, do not return this form.

If you wish to be eligible to accept the Rescission Offer, please complete, sign and return this form pursuant to the Instructions below and ensure its receipt by 12:00 noon, U.S. Eastern Time (10:00 a.m., U.S. Mountain Time), on April 6, 2015 (the “Expiration Time”).

We urge you to review the prospectus carefully before deciding whether to accept or reject the Rescission Offer.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the prospectus of Rio Tinto plc (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the previous purchase of ordinary shares of Rio Tinto plc (“Shares”) in the form of American Depositary Shares (“ADSs”), with each ADS representing one Share, included in Units (“Units”) in the Company Stock Fund by persons who acquired such Units through the Rio Tinto America Inc. 401(k) Savings Plan and Investment Partnership Plan (the “RTAI Plan”), the Kennecott Utah Copper Savings Plan for Represented Employees (the “KUC Plan”) and the U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Employees (the “Borax Plan”) (the RTAI Plan, the KUC Plan and the Borax Plan each a “Plan” and collectively the “Plans”) from September 9, 2013 through September 8, 2014 (the “Purchase Period”).

Effective as of the Expiration Time, the undersigned hereby accepts the Rescission Offer for all Units purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the prospectus.

The undersigned directs the trustee of the Plan, State Street Bank and Trust Company (the “Trustee”) to credit any proceeds pursuant to the Rescission Offer to the undersigned’s Plan account for investment or distribution in accordance with the terms of the prospectus.

The undersigned acknowledges that he or she is not eligible to participate in the Rescission Offer with respect to ADSs included in Units if (i) the undersigned sold Units for an amount greater than the amount paid for such Units (less the value of dividends received), plus interest, or (ii) the amount paid for the Units (less the value of dividends received), plus interest, is less than the value of the Units at the Expiration Time (based on the price of the Units as of the close of business on April 6, 2015, being the date on which the Expiration Time falls).

The undersigned further acknowledges that if he or she sold Units at a loss but has a gain in respect of Units that he or she continues to hold at the Expiration Time, then the undersigned will only receive proceeds in respect of the Units he or she sold at a loss. The undersigned also acknowledges that if the undersigned has a loss in respect of Units that he or she continues to hold at the Expiration Time but sold Units at a gain, the undersigned will only receive proceeds in respect of the Units that he or she continues to hold at the Expiration Time.

The undersigned acknowledges that if the undersigned receives a distribution from the Plan and credits of proceeds pursuant to the Rescission Offer are not rolled over into an individual retirement account or a qualified retirement plan, such distribution will generally be taxable as ordinary income to the undersigned.

The undersigned further acknowledges that an additional 10% income tax may be imposed on such distribution.

The undersigned acknowledges that if more than one legible, validly completed Rescission Offer Acceptance Form is received from the undersigned by or before the Expiration Time, the instructions in the last form received from the undersigned will be followed.

Subject to the terms of the prospectus, the undersigned hereby instructs the Trustee to transfer any and all ADSs included in Units held in the undersigned’s Plan account that are eligible for the Rescission Offer as of the Expiration Time to the Rio Tinto Employee Share Trust (the “Employee Share Trust”).

CURRENT PLAN PARTICIPANTS ONLY

If the undersigned is a current participant in the Plan with an account balance, the undersigned acknowledges that credits of proceeds to the undersigned pursuant to the Rescission Offer will be allocated to the undersigned’s Plan account and reinvested either (i) in accordance with the undersigned’s investment election for his or her contributions to the Plan on file with the Plan’s recordkeeper as of the date that the Rescission Offer proceeds to which he or she is entitled are credited; or (ii) 100% in the form of Units based on the purchase price as of the date that any proceeds to which he or she is entitled are credited, as indicated by his or her instructions below. The undersigned acknowledges that if he or she accepts the Rescission Offer but does not provide an instruction on the Rescission Offer Acceptance Form, any proceeds to which the undersigned is entitled by accepting the Rescission Offer will be credited into the undersigned’s Plan account in accordance with his or her investment elections for new contributions to the Plan as of the date that any proceeds to which he or she is entitled are credited.

The undersigned further acknowledges that the undersigned’s ability to transfer from the Company Stock Fund or request a payment (i.e., loans, withdrawals or a final distribution) from his or her Plan account will be temporarily suspended during the blackout period that begins at 4:00 p.m., U.S. Eastern Time (2:00 p.m., U.S. Mountain Time), on April 6, 2015 and is anticipated to end up to seven U.S. business days later. The undersigned acknowledges that he or she will be notified in the event that the blackout period is extended past such date. Information regarding the exact ending date of the blackout period, once known, will be readily available by contacting the Rio Tinto U.S. Benefits Service Center.

Subject to the terms of the prospectus, the undersigned hereby instructs and confirms the following (check one only):

☐                 The undersigned hereby instructs the Trustee to credit the amount to which he or she is entitled to the undersigned’s Plan account and reinvest such amount in accordance with the undersigned’s investment election for his or her contributions to the Plan on file with the Plan’s recordkeeper as of the date that the Rescission Offer proceeds to which he or she is entitled are credited.

☐                 The undersigned hereby instructs the Trustee to credit the amount to which he or she is entitled to the undersigned’s Plan account and reinvest such amount 100% into the Company Stock Fund in the form of Units based on the purchase price as of the date that any proceeds to which he or she is entitled are credited.

FORMER PLAN PARTICIPANTS ONLY

If the undersigned no longer has a Plan account with an account balance and validly accepts the Rescission Offer, the undersigned’s Plan Account will be reopened and any proceeds to which the undersigned is entitled will be credited and invested in the Stable Value Fund until the undersigned instructs the Trustee of the Plan, State Street Bank and Trust Company (the “Trustee”) to distribute the proceeds directly to the undersigned or to roll over the proceeds to an individual retirement account or other qualified retirement account in a direct rollover. The undersigned acknowledges that he or she will be asked to confirm that any proceeds to which the undersigned is entitled should be distributed as designated at the time the undersigned’s Plan account balance was originally distributed and the undersigned’s Plan account was subsequently closed, or to provide instructions. The undersigned acknowledges that if the undersigned accepts the Rescission Offer but he or she does not make such distribution confirmation below, any proceeds will be held in the undersigned’s Plan account until the Trustee receives instructions from the undersigned as to their distribution.

Subject to the terms of the prospectus, the undersigned hereby instructs and confirms the following (check one only):

☐                 The undersigned hereby instructs the Trustee to credit the amount to which he or she is entitled to his or her Plan account and to distribute such amount in accordance with the designation at the time the undersigned’s Plan account balance was originally distributed and the undersigned’s Plan account was subsequently closed.

☐                 The undersigned hereby instructs the Trustee to credit the amount to which he or she is entitled to his or her Plan account and to distribute such amount according to the account details set forth below:

☐                                    Credit directly to the undersigned

☐                                    Credit to the qualified plan named below

☐                                    Credit to the individual retirement account named below

Name of Account/individual retirement account:

Type of Account/individual retirement account:

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

In order to be eligible to accept the Rescission Offer, you must:

•                       Sign and date this form and complete the name, address, date, and telephone number information above; and

•                       Mail or overnight your completed form so that it is received before 12:00 noon, U.S. Eastern Time (10:00 a.m., U.S. Mountain Time), on April 6, 2015.

If by mail:	If by overnight mail:

Rio Tinto U.S. Benefits Service Center	Rio Tinto U.S. Benefits Service Center
P.O. Box 14069	c/o Buck Consultants
Cincinnati, OH 45250	720 E. Pete Rose Way, Suite 300
Cincinnati, OH 45202

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM

If you choose to accept the Rescission Offer, you must mail or overnight the Rescission Offer Acceptance Form to the address or number indicated therein sufficiently in advance of the Expiration Time to ensure its receipt by the Expiration Time. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address indicated in the Rescission Offer Revocation Form. If delivery is by mail, we recommend using registered mail with return receipt requested.

WE MUST RECEIVE YOUR LEGIBLE, VALIDLY COMPLETED RESCISSION OFFER ACCEPTANCE FORM BY OR BEFORE 12:00 NOON, U.S. EASTERN TIME (10:00 A.M., U.S. MOUNTAIN TIME), ON APRIL 6, 2015 (THE “EXPIRATION TIME”). OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED, AND NOT ACCEPTED, THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN VALIDLY COMPLETED AND RETURNED, WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER AND THE AMOUNT OF PROCEEDS TO WHICH YOU ARE ENTITLED.

Proceeds to which you are entitled will be credited to your Plan account within up to seven U.S. business days following April 6, 2015, which is the date on which the Expiration Time falls. You may confirm that your proceeds have been credited to your Plan account by viewing your online Plan account history as described under “Questions and Answers about the Rescission Offer—Where can I find information about my purchases and sales of Units?.”

Questions: All questions regarding the Rescission Offer can be directed to the Rio Tinto U.S. Benefits Service Center at 1-800-950-1435, Monday through Friday, except holidays (note that the Rio Tinto U.S. Benefits Service Center will be open on April 3, 2015), between the hours of 9:30 a.m. and 8:00 p.m., U.S. Eastern Time (7:30 a.m. and 6:00 p.m., U.S. Mountain Time). If you are outside of the United States, you may contact the Rio Tinto U.S. Benefits Service Center at 1-602-797-6299 during the same hours.